Exhibit 99.1

Contact:	Abaxis, Inc.	Lytham Partners, LLC
	Clint Severson	Joe Dorame, Robert Blum and Joe Diaz
	Chief Executive Officer	602-889-9700
510-675-6500

Abaxis Reports Financial Performance for the Fourth Quarter and Fiscal 2014;
Declares Quarterly Cash Dividend

Union City, California – April 24, 2014 - Abaxis, Inc. (NasdaqGS: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported financial results for the fourth quarter and fiscal year ended March 31, 2014.

Fourth quarter and fiscal 2014 results include:

•	Medical reagent disc sales of 740,000 units for the fourth quarter, up 37% over last year’s comparable quarter, and 2.7 million units for fiscal 2014, up 10% year-over-year.
•	Medical market revenues of $7.1 million for the fourth quarter, up 13% over last year’s comparable quarter, and $28.1 million for fiscal 2014, down 11% year-over-year.
•	International revenues of $9.2 million for the fourth quarter, up 14% over last year’s comparable quarter, and $35.3 million for fiscal 2014, up 6% year-over-year.
•
Service revenues from Abaxis Veterinary Reference Laboratories (AVRL) of $2.8 million for the fourth quarter, up 55% over last year’s comparable quarter, and $9.8 million for fiscal 2014, up 91% year-over-year.

•	Operating expenses of $15.2 million for the fourth quarter, down 12% compared to last year’s comparable quarter.
•	Cash, cash equivalents and short- and long-term investments as of March 31, 2014 of $121.2 million, an increase of $25.9 million from March 31, 2013.

Dividend Declared

Abaxis today announced that its Board of Directors declared a quarterly dividend of $0.10 per common share to be paid on June 17, 2014, to all shareholders of record as of the close of business on June 3, 2014. Abaxis anticipates paying quarterly dividends during fiscal 2015 in June, September, December and March. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of Abaxis’ Board of Directors.

Quarterly Results

For the fiscal quarter ended March 31, 2014, Abaxis reported revenues of $42.0 million, as compared with revenues of $50.0 million for the comparable period last year, a decrease of 16 percent. Revenues from sales of instruments, which include chemistry analyzers, hematology instruments, VSpro specialty analyzers and i-STAT analyzers, decreased by $3.4 million, or 32 percent, compared to the same period last year. Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro specialty cartridges, i-STAT cartridges and rapid tests, decreased by $5.7 million, or 16 percent, compared to the same period last year. Abaxis reported net income of $3.7 million for the fiscal quarter ended March 31, 2014, compared to $6.7 million for the fiscal quarter ended March 31, 2013. Abaxis’ effective tax rate in the quarter ended March 31, 2014 was 36 percent, compared to 25 percent for the same period last year. Abaxis reported diluted net income per share of $0.17 (calculated based on 22,547,000 shares) for the three-month period ended March 31, 2014, compared to $0.30 per share (calculated based on 22,486,000 shares) for the same period last year.

Fiscal 2014 Results

For the fiscal year ended March 31, 2014, Abaxis reported revenues of $171.9 million, as compared with revenues of $186.0 million for the prior year, a decrease of 8 percent.  Revenues from instrument sales decreased by $8.5 million, or 18 percent, over the prior year. Revenues from consumables sales decreased by $9.9 million, or 8 percent, over the prior year. The company reported net income of $14.2 million, compared to $27.5 million (which includes a gain from legal settlement of $17.3 million) for fiscal 2013. The company’s effective tax rate in fiscal 2014 and 2013 was 35 percent. The company reported diluted net income per share of $0.63 (calculated based on 22,575,000 shares) for fiscal 2014, compared to $1.23 per share (calculated based on 22,381,000 shares) for fiscal 2013.

Other Reported Information

Total sales in the medical market for the fourth quarter of fiscal 2014 were $7.1 million, an increase of 13 percent compared to the same period last year. Total sales in the veterinary market for the fourth quarter of fiscal 2014 were $34.2 million, a decrease of 20 percent, compared to the same period last year. Total medical and veterinary reagent disc sales for the fourth quarter of fiscal 2014 were $23.5 million, a decrease of 13 percent compared to the same period last year. Total unit sales of medical and veterinary reagent discs for the fourth quarter of fiscal 2014 were 1.8 million units, a decrease of 8 percent, compared to the same period last year. Total medical and veterinary instrument sales for the fourth quarter of fiscal 2014 were $7.2 million, a decrease of 32 percent, compared to the same period last year. Total unit sales of medical and veterinary instruments for the fourth quarter of fiscal 2014 were 1,060 units, a decrease of 29 percent, compared to the same period last year. Non-cash compensation expense recognized for share-based awards during the fourth quarter of fiscal 2014 was $1.9 million, compared to $1.8 million for the same period last year.

Clint Severson, chairman, president and chief executive officer of Abaxis, said, “We are pleased with the progress made during the fourth quarter addressing the inventory imbalances that have impacted our distribution partners during the second half of fiscal 2014. We have worked diligently with these distribution partners to address the issues and firmly believe the company is now better positioned for revenue growth. A solid indication of that progress shows up, sequentially, in VetScan chemistry analyzer unit sales which were up 29% in the fourth quarter compared to our third quarter and veterinary reagent disc unit sales, which increased 6% in the fourth quarter compared to our third quarter. Additionally, revenue from consumables sales increased 7% in the fourth quarter compared to our third quarter and accounted for 72% of total sales for the quarter. Revenue from consumables is a very important component of our revenue stream and we are pleased with the growth during the fourth quarter. In addition, overall gross margin for the quarter grew 260 basis points to 50% and the gross margin on reagent discs increased 136 basis points to 69%, each over our third quarter. We believe these are all very positive indications of the measurable progress achieved during the fourth quarter and should lead to improved operational and financial results in fiscal 2015.”

Mr. Severson added, “We are now gaining real traction on the medical side of our business with fourth quarter revenue increasing 13% over the fourth quarter of fiscal 2013 to $7.1 million, driven by unit sales of medical reagent disc sales increasing 37% during the quarter and bringing us to a record 2.7 million medical reagent disc units sold during the year.  Also, as previously reported, the Food & Drug Administration (FDA) granted CLIA waived status for capillary draw for our lipid panel. We believe this action will drive medical sales as healthcare professionals can diagnose, treat, and monitor patients with abnormal lipid levels with a simple and quick finger stick when used in conjunction with our Piccolo point-of-care analyzer.”

“We look forward to fiscal 2015 and beyond with great anticipation. We have the financial wherewithal to effectively grow our business going forward, with cash, cash equivalents and short- and long-term investments of $121.2 million at March 31, 2014, up 27% from last year, and an aggressive team of employees dedicated to driving value for all of our stakeholders. With the Board’s approval, we are paying a quarterly dividend during fiscal 2015 and continuing our commitment to effective and efficient use of our cash,” Mr. Severson concluded.

Conference Call

Abaxis has scheduled a conference call to discuss its financial results at 4:15 p.m. Eastern Time on Thursday, April 24, 2014. Participants can dial (877) 317-6789 or (412) 317-6789 to access the conference call, or can listen via a live Internet webcast, which is available in the Investor Relations section of the company’s website at http://www.abaxis.com. A replay of the call will be available by visiting http://www.abaxis.com for the next 30 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10044629, through April 30, 2014. This press release is also available prior to and after the call via Abaxis’ website or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Abaxis

Abaxis develops, manufactures, markets and sells portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements. The system consists of a compact, 5.1 kilogram (11.2 pounds), portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients. The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples. The system provides test results in less than 12 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer. The veterinary business also provides to the animal health and research market a line of hematology instruments for point-of-care complete blood counts (CBC), a specialty instrument to screen for and detect clotting disorders and to measure equine fibrinogen levels, a handheld instrument for the rapid assessment of certain critical care tests and rapid point-of-care tests for Heartworm infections, Parvovirus, Giardia and Lyme disease. Abaxis, through its AVRL division, provides routine laboratory testing as well as specialty testing for veterinarians nationwide. For more information, visit http://www.abaxis.com.

Use of Financial Measures

To supplement the financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Abaxis uses operating income per share, a non-GAAP financial measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on this non-GAAP financial measure, refer to the table captioned “Operating Income Per Share” included at the end of this release. Abaxis defines operating income per share as operating income divided by the weighted average outstanding shares. Management uses this measure in comparing Abaxis’ operating results with historical performance and believes it provides meaningful and comparable information to management and investors to assist in their review of Abaxis’ performance relative to prior periods and its competitors.

Forward Looking Statements

This press release includes, and our conference call will include, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ cash position, financial resources and potential for future growth, market acceptance and penetration of new or planned product offerings, and future recurring revenues and results of operations. Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts. Specific forward-looking statements contained in this press release or in Abaxis’ conference call may be affected by risks and uncertainties, including, but not limited to, those related to risks related to the transition of its U.S. medical sales to Abbott, potential excess inventory levels and inventory imbalances at the company’s distributors, losses or system failures with respect to Abaxis’ facilities or manufacturing operations, fluctuations in quarterly operating results, dependence on sole suppliers, the market acceptance of Abaxis’ products and services, the continuing development of its products, required United States Food and Drug Administration clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with competing in the human diagnostic market, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties and risks related to condition of the United States economy. Readers should also refer to the section entitled “Risk Factors” in Abaxis’ annual report on Form 10-K, recent quarterly reports on Form 10-Q and Abaxis’ other periodic reports filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statements were made. Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Financial Tables to Follow

ABAXIS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenues	$42,040	$49,951	$171,870	$186,025
Cost of revenues	21,028	23,768	88,761	87,794
Gross profit	21,012	26,183	83,109	98,231
Operating expenses:
Research and development	3,460	3,229	13,647	13,577
Sales and marketing	8,694	11,296	37,330	46,943
General and administrative	3,017	2,672	11,333	12,825
Gain from legal settlement	-	-	-	(17,250)
Total operating expenses	15,171	17,197	62,310	56,095
Income from operations	5,841	8,986	20,799	42,136
Interest and other income (expense), net	(2)	(65)	1,144	253
Income before income tax provision	5,839	8,921	21,943	42,389
Income tax provision	2,101	2,223	7,758	14,930
Net income	$3,738	$6,698	$14,185	$27,459
Net income per share:
Basic net income per share	$0.17	$0.30	$0.64	$1.25
Diluted net income per share	$0.17	$0.30	$0.63	$1.23

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,272	22,081	22,270	21,946
Weighted average common shares outstanding - diluted	22,547	22,486	22,575	22,381

ABAXIS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	March 31,	March 31,
	2014	2013
Current assets:
Cash and cash equivalents	$73,589	$54,910
Short-term investments	29,102	23,354
Receivables, net	28,833	40,005
Inventories	26,978	26,786
Prepaid expenses and other current assets	2,452	3,319
Net deferred tax assets, current	4,464	4,589
Total current assets	165,418	152,963
Long-term investments	18,491	17,000
Investment in unconsolidated affiliate	2,646	2,613
Property and equipment, net	27,176	25,330
Intangible assets, net	1,624	3,122
Net deferred tax assets, non-current	1,557	643
Other assets	74	92
Total assets	$216,986	$201,763

Current liabilities:
Accounts payable	$6,111	$8,123
Accrued payroll and related expenses	4,654	6,261
Accrued taxes	1,144	440
Other accrued liabilities	2,701	2,838
Deferred revenue	1,208	1,362
Warranty reserve	1,047	995
Total current liabilities	16,865	20,019
Non-current liabilities:
Deferred rent	768	729
Deferred revenue	4,035	3,750
Warranty reserve	821	389
Notes payable, less current portion	581	682
Total non-current liabilities	6,205	5,550
Total liabilities	23,070	25,569
Shareholders' equity:
Common stock	124,603	121,019
Retained earnings	69,318	55,133
Accumulated other comprehensive (loss) income	(5)	42
Total shareholders' equity	193,916	176,194
Total liabilities and shareholders' equity	$216,986	$201,763

The following table presents our calculation of operating income per share for the three and twelve months ended March 31, 2014 and 2013.

Operating Income Per Share
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Income from operations	$5,841	$8,986	$20,799	$42,136

Shares used in the calculation of operating income per share:
Weighted average common shares outstanding - basic	22,272	22,081	22,270	21,946
Weighted average common shares outstanding - diluted	22,547	22,486	22,575	22,381

Operating income per share - basic	$0.26	$0.41	$0.93	$1.92
Operating income per share - diluted	$0.26	$0.40	$0.92	$1.88

The following table presents our revenues by source for the three and twelve months ended March 31, 2014 and 2013.

Revenues by Geographic Region and Customer Group
(In thousands)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenues by Geographic Region
North America	$32,834	$41,898	$136,607	$152,774
International	9,206	8,053	35,263	33,251
Total revenues	$42,040	$49,951	$171,870	$186,025

Revenues by Customer Group
Medical Market	$7,069	$6,277	$28,134	$31,643
Veterinary Market	34,205	42,916	140,698	150,510
Other	766	758	3,038	3,872
Total revenues	$42,040	$49,951	$171,870	$186,025